UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2020

HELIOS AND MATHESON ANALYTICS INC.

(Exact name of Registrant as specified in charter)

Delaware	0-22945	13-3169913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Empire State Building

350 5th Avenue

New York, New York 10118

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 979-8228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.03.	Bankruptcy or Receivership.

After considering strategic alternatives, Helios and Matheson Analytics Inc., a Delaware corporation (the “Company”), and its subsidiaries MoviePass Inc., a Delaware corporation, and Zone Technologies Inc., a Nevada corporation, each filed a voluntary petition for relief (the “Petition”) under the provisions of Chapter 7 of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (the “Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) on January 28, 2020. The proceedings are styled “In Re: Helios and Matheson Analytics Inc.”, “In Re: MoviePass Inc.”, and “In Re: Zone Technologies, Inc.”. As a result of filing the Petition, a Chapter 7 trustee will be appointed by the Bankruptcy Court to administer the estate of the Company and to perform the duties set forth in Section 704 of the Code.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Prathap Singh, Gavriel Ralbag, Muralikrishna Gadiyaram and Joseph Fried tendered their resignations as members of the Company’s Board of Directors effective upon filing the Petition. The resignations of Mr. Singh, Mr. Ralbag, Mr. Gadiyaram and Mr. Fried are not the result of any disagreements with the Company regarding the Company’s operations, policies, or practices. Mr. Singh, Mr. Ralbag, Mr. Gadiyaram and Mr. Fried have all resigned due to the Company’s filing of the Petition which effectively eliminates the powers of the Company’s Board of Directors. Following the resignations of Mr. Singh, Mr. Ralbag, Mr. Gadiyaram, and Mr. Fried, the Company will have no members serving on its Board of Directors.

Parthasarathy Krishnan tendered his resignation as the Company’s Interim Chief Executive Officer effective upon filing the Petition. The resignation of Mr. Krishnan is not the result of any disagreement with the Company regarding the Company’s operations, policies, or practices. Mr. Krishnan resigned due to the filing of the Petition which effectively eliminates the powers Mr. Krishnan previously held on behalf of the Company.

Robert Damon tendered his resignation as the Company’s Interim Chief Financial Officer and Secretary, effective upon filing the Petition. The resignation of Mr. Damon is not the result of any disagreement with the Company regarding the Company’s operations, policies, or practices. Mr. Damon resigned due to the Company’s filing of the Petition which effectively eliminates the powers Mr. Damon previously held on behalf of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIOS AND MATHESON ANALYTICS INC.

Date: January 28, 2020	By:	/s/ Robert Damon
Robert Damon Interim Chief Financial Officer

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